UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JANUARY 20, 2006
Date of Report (Date of earliest event reported)

LEXINGTON RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-25455	88-0365453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7473 Lake Mead Road, Las Vegas, Nevada	89128
(Address of principal executive offices)	(Zip Code)

702.382.5139
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On January 20, 2006, the Board of Directors of Lexington Resources, Inc. (the "Company") confirms that, in accordance with the terms and conditions of a certain "Share Exchange Agreement" (the "Share Exchange Agreement"), dated for reference September 22, 2005 as fully executed on that day, as entered among each of the Company, Oak Hills Drilling and Operating International, Inc. ("Oak Hills International"), a Nevada company, Oak Hills Drilling and Operating, LLC ("Oak Hills LLC"; an Oklahoma company and the wholly-owned subsidiary of Oak Hills International), and each of the shareholders of Oak Hills International (collectively, the "Vendors"), the parties thereto reached an agreement pursuant to which the Vendors had agreed to sell to the Company all of the issued and outstanding shares of Oak Hills International in consideration of, among other matters, the issuance by the Company to the Vendors of an aggregate of 6,000,000 restricted common shares from treasury by the Company (collectively, the "Shares"; and the totality of the transactions represented by the Share Exchange Agreement being, collectively, the "Oak Hills Acquisition"), at a deemed issuance price of $0.637645 per Share. A copy of the Share Exchange Agreement is attached as an Exhibit to this Current Report.

The Share Exchange Agreement replaced the Company's previous disclosed (by way of Current Report dated September 22, 2005) "Agreement In Principle", as previously entered into among the Company and each of Oak Hills International and Oak Hills LLC, and Board of Directors of the Company confirms that each of the transactions contemplated by the Oak Hills Acquisition have now closed effective on January 23, 2006.

Investors are cautioned that, except as disclosed in subsequent filings to be prepared by the Company in connection with the transactions comprising the completion of the Oak Hills Acquisition, any information released or received with respect to the Oak Hills Acquisition may not be accurate or complete and should not be relied upon. Trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way passed upon the merits of the Oak Hills Acquisition and has neither approved nor disapproved the contents of this Current Report.

Section 2 - Financial Information

Item 2.01    Completion of Acquisition or Disposition of Assets.

As a consequence of the completion of the Oak Hills Acquisition on January 23, 2006, we indirectly acquired Oak Hills LLC as a wholly-owned subsidiary of Oak Hills International.

As was disclosed in or our most recent registration statement on Form SB-2 which is dated November 28, 2005, while we had previously experienced delays in obtaining drilling rigs in the past due to the high drilling demand in the Arkoma Basin where we have been concentrating our coal bed methane and other gas targeted production and leasing programs, on November 9, 2004, we announced that we had reached an agreement with Oak Hills LLC to drill a ten well program. Oak Hills LLC is an Oklahoma based drilling and well operating contractor that will provide drill rig and drilling expertise for us to execute our planned drilling initiatives. Douglas Humphreys, a shareholder, optionee and director of our company, is the sole director and officer of both Oak Hills International and Oak Hills LLC. In addition, three of the remaining four Vendors of Oak Hills International were also shareholders of our company prior to the completion of the Oak Hills Acquisition.

Oak Hills LLC is currently our designated oil and gas operator for our well interests in the Arkoma Basin and planned drilling for our Barnett Shale Project leases. Oak Hills LLC was created to drill and operate according to its exploration and development program when we had difficulty obtaining drilling rigs during the latter half of 2004. Oak Hills LLC is a full service well drilling, operating and completion company and owns a 10,000 foot operating depth Wilson Giant triple mechanical drilling rig with both triplex and duplex mud pumps capable of drilling acreage owned by us in both the Barnett Shale areas of Texas and the Arkoma Basin in Oklahoma. In addition to its Wilson Giant drilling rig, Oak Hills LLC has a well workover rig, trucks, dozer, backhoe, trailers and well and pipeline completion equipment. Oak Hills LLC operates at least 75 wells for private clients in addition to us, on a contract basis. Oak Hills LLC employs approximately 30-35 people and its Wilson Giant drilling rig operates on a 24 hour basis. 2005 is Oak Hill LLC's first year of substantial operation having acquired its drilling rig in late 2004 and spent Q4 2004 and Q1 of 2005 rebuilding and updating its Wilson Giant drilling rig. The drilling rig has been operating since April 2005 on independent contract drilling horizontal Barnett Shale wells in the Dallas Fort Worth Basin.

In late December of 2005, and prior to the execution and completion of the Share Exchange Agreement, the independent members of our Board of Directors obtained an independent third party valuation respecting the underlying value of the assets of Oak Hills LLC; the material assets of Oak Hills International. The Share consideration arrived at under the Share Exchange Agreement was then calculated by reference to the determined net tangible value of the assets of Oak Hills LLC, inclusive of all current and long-term liabilities, and the deemed issuance price per Share at that time represented a very slight discount to the Company's then average bid and ask price.

Section 3 - Financial Information

Item 3.02    Unregistered Sales of Equity Securities.

As a consequence of the completion of the Company's Share Exchange Agreement on January 23, 2006, and our acquisition of Oak Hills International consequent thereon, an aggregate of 6,000,000 unregistered common Shares of our common stock were issued from treasury, at a deemed issuance price of $0.637645 per Share, to the following Vendor shareholders of Oak Hills International:
Registered name and address of Vendor shareholder(1)	Number of Shares issued	Percentage of common stock(2)
James C. Dow 4001 Aurora Avenue North, Seattle, Washington, U.S.A., 98103	1,500,000 Shares	6.09%
Alexander Cox Suite 428, 755 Burrard Street, Vancouver, British Columbia, Canada, V6Z 1X6	1,500,000 Shares	6.09%
Douglas Humphreys(3) 7545 Highway 270, Holdenville, Oklahoma, U.S.A., 74848	1,500,000 Shares	6.09%

Newport Capital Corporation(4) Rennweg 28, CH-8001, Zurich, Switzerland	750,000 Shares	3.05%
Verona Capital International(5) Landstrasse 126A, Schaan 9797, Liechtenstein	750,000 Shares	3.05%
Totals:	6,000,000 Shares	24.36%

    The Company is informed that four of the five Vendors were already existing shareholders of the Company.

    There are 24,627,253 shares of the Company presently issued and outstanding. The percentage is exclusive of unexercised options or warrants to acquire shares of the Company which are issued and outstanding.

    Mr. Humphreys is a director of the Company and the sole director and officer of each of Oak Hills International and Oak Hills LLC.

    We are informed that Brent Pierce exercises voting and dispositive power with respect to the Shares owned by Newport Capital Corporation.

    We are informed that Gerald Hoops exercises voting and dispositive power with respect to the Shares owned by Verona Capital International.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(a)     Financial statements of business acquired.

Not applicable.

(b)      Pro forma financial information.

Not applicable.

(c)     Shell company transactions.

Not applicable.

(d)     Exhibits.

10.1

Share Exchange Agreement, dated for reference effective on September 22, 2005 as fully executed on January 20, 2006, as entered into among the Company and each of Oak Hills International, Oak Hills LLC and the Vendor shareholders of Oak Hills International.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXINGTON RESOURCES, INC.
DATE: January 23, 2006	By: /s/ Grant R. Atkins ____________________________________ Grant R. Atkins Chairman, President, CEO and a director

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